SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2005

CAPITAL HILL GOLD, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

          0-32375

           65-0067192

(Commission File Number)

(IRS Employer Identification No.)

 5486 Tiger Bend Lane, Morrison CO

 80465

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (239) 513-9265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01.

Changes in Registrant’s Certifying Accountant

On May 27, 2005, Capital Hill Gold, Inc. (“Company”) terminated its relationship with Dohan and Company (“Dohan”) the principal accountant previously engaged to audit the Company’s financial statements.  The Company’s board of directors approved the dismissal of  Dohan. The audit report of Dohan on  the Company’s financial statements for the fiscal year ending December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except such report was modified to include an explanatory paragraph for a going concern uncertainty. In connection with the audit of the fiscal year ending December 31, 2004 including the subsequent interim periods since engagement through May 27, 2005, the date of termination, the Company had no disagreements with Dohan with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B. However,  Dohan did not review the March 31, 2005 quarterly financial statements and had not performed any substantive services during the period subsequent to December 31, 2004. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused Dohan to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

During the fiscal year ending December 31, 2004, including the subsequent interim periods since engagement through May 27, 2005, the date of Dohan’s termination, the Company (or anyone on its behalf) did not consult with any other accounting firm regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult any other firm in respect to these matters during the time periods detailed herein.

The Company provided Dohan with a copy of its this Form 8-K. The Company requested that Dohan furnish the Company with a letter to the Securities and Exchange Commission stating whether Dohan agreed with the above statements. A copy of that letter dated May 31, 2005 is filed as an Exhibit to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

16.2 Letter of Dohan and Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 27, 2005

CAPITAL HILL GOLD, INC.

By: /s/ Daniel Enright

     Daniel Enright

   President and Chief Financial Officer